UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 27, 2009 (July 27, 2009)

MEDIALINK WORLDWIDE INCORPORATED
(Exact name of registrant as specified in its charter)

DELAWARE	0-21989	52-1481284
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer Identification No.)
of incorporation)

708 THIRD AVENUE, NEW YORK, NY	10017
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:  (212) 682-8300

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As previously disclosed, Medialink Worldwide Incorporated (the “Company”) entered into a Separation Agreement and General Release with Kenneth Torosian (the “Separation Agreement”) that was effective as of July 1, 2009, upon Medialink Worldwide Incorporated entering into an Agreement and Plan of Merger with The NewsMarket, Inc., and TNM Group Incorporated.  On July 27, 2009, the Company and Mr. Torosian entered into an Amended and Restated Separation Agreement pursuant to which the terms of the Separation Agreement were modified only to the extent necessary to provide for a six-month payout of a portion of Mr. Torosian’s severance payment instead of a lump-sum payment of the entire amount

Item 9.01  Financial Statements and Exhibits.

(a) Financial statements of business acquired

Not applicable

(b) Pro forma financial information

Not applicable

(c) Shell company transactions

Not applicable

(d) Exhibits

10.12	Amended and Restated Separation Agreement and General Release effective as of July 1, 2009, by and between Medialink Worldwide Incorporated and Kenneth Torosian.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Medialink Worldwide Incorporated
Registrant

Date: July 27, 2009	By:	/s/ Kenneth Torosian
Kenneth Torosian
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

10.12	Amended and Restated Separation Agreement and General Release effective as of July 1, 2009, by and between Medialink Worldwide Incorporated and Kenneth Torosian.